As filed with the Securities and Exchange Commission on December 18, 2007
Registration No. 333-76102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TECHNICAL COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2295040
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

100 Domino Drive, Concord, Massachusetts	01742
(Address of Principal Executive Offices)	(Zip Code)
TECHNICAL COMMUNICATIONS CORPORATION 2001 STOCK OPTION PLAN
(Full Title of the Plan)
Carl H. Guild, Jr.
President & Chief Executive Officer
Technical Communications Corporation
100 Domino Drive
Concord, Massachusetts 01742
(978) 287-5100
(Name, Address and Telephone Number, including area code, of Agent For Service)
Copy to:
David A. White, Esq.
White White & Van Etten PC
55 Cambridge Parkway
Cambridge, MA 02142
(617) 225-6900

EXPLANATORY NOTE
          Technical Communications Corporation filed a registration statement on Form S-8 (Registration No. 333-76102) with the Securities and Exchange Commission in December 2001 to register 350,000 shares of the Company’s common stock, $.10 par value, issuable upon the exercise of stock options and other awards made under the Technical Communications Corporation 2001 Stock Option Plan (the “Plan”). Such registration statement relating to the shares issuable under the Plan is sometimes hereinafter referred to as the “Registration Statement.”
          This Post-Effective Amendment No. 1 is being filed solely to amend the Registration Statement to include a reoffer prospectus (the “Reoffer Prospectus”), as permitted by General Instruction C to Form S-8 and prepared in accordance with Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales by certain affiliates of the Company on a continuous or delayed basis in the future of up to 277,300 shares of Common Stock that constitute “control securities”, as that term is defined under the Securities Act of 1933, as amended (the “Act”), which shares are issuable upon the exercise of equity incentive grants made prior to, or which may be made subsequent to, the filing of this amendment. The inclusion of any person in the selling stockholder table of the Reoffer Prospectus should not be deemed a determination or an admission by us that such person is in fact an affiliate of the Company.
          The Reoffer Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to the Company and the shares that may be sold pursuant to the Reoffer Prospectus, we refer you to the Registration Statement and related schedules and exhibits included therewith. Statements contained in the Reoffer Prospectus concerning the provisions of any agreements or documents referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          In accordance with Rule 428 and the instructions to Form S-8, the document(s) containing the information required by Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of the Registration Statement on Form S-8 or any prospectuses or prospectus supplements thereto pursuant to Rule 424 under the Act. Such documents have been or will be sent or given to participants in the Technical Communications Corporation 2001 Stock Option Plan as specified by Rule 428 under the Act.

Reoffer Prospectus
Technical Communications Corporation
277,300 shares of Common Stock
          This Reoffer Prospectus relates to the resale of up to 277,300 shares of the common stock, $.10 par value, of Technical Communications Corporation that may be offered and sold from time to time by certain affiliates of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company, who will acquire such shares pursuant to the exercise of stock options previously granted under the Technical Communications Corporation 2001 Stock Option Plan (the “Plan”). This Reoffer Prospectus also relates to options and other awards that may be granted under the Plan subsequent to the date hereof. If and when such awards are made to persons required to utilize the Reoffer Prospectus to reoffer and resell the shares underlying such awards, we will prepare a prospectus supplement.
          The selling stockholders may resell all or a portion of such shares from time to time. Each selling stockholder may sell his or her shares in public or private transactions, at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed. See “Plan of Distribution” herein.
          The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act of 1933, as amended (the “Act”). This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker or dealer executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares, may be deemed to be underwriting commissions or discounts under the Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.
          TCC will not receive any proceeds from the sale of shares of common stock pursuant to this Reoffer Prospectus, although the Company will receive the exercise price of any options exercised by the holders thereof. The Company is paying the expense incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders, including brokerage commissions, will be borne by such stockholder.
          Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol TCCO.OB. On December 11, 2007, the closing price of our common stock as reported on the Over-The-Counter Bulletin Board was $5.25 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
The date of this Reoffer Prospectus is December 18, 2007.

          You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with different information or make any representations other than those contained herein. If any such information is given or any such representation is made, you should not rely on such information or representation. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. This Reoffer Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
          References in this Reoffer Prospectus to “TCC”, “we”, “us”, “our” or “the Company” refer to Technical Communications Corporation and its wholly-owned subsidiary TCC Investment Corp., as the context requires.

ADDITIONAL INFORMATION
          Technical Communications Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files annual, quarterly and current reports, as well as proxy statements and other information, with the Securities and Exchange Commission. These reports and other information are not incorporated by reference in this Reoffer Prospectus and do not form a part of this Reoffer Prospectus except as stated below under “Incorporation of Certain Information by Reference.” You may read and copy such reports and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Note, too, that the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
          We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent registered public accounting firm. We also will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this Reoffer Prospectus or the Registration Statement we filed with the SEC registering for resale the shares of our common stock being offered pursuant to this Reoffer Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742; telephone: (978) 287-5100. The company’s website can be found at http://www.tccsecure.com.
          We have filed a registration statement on Form S-8 (the “Registration Statement”) with the SEC under the Act with respect to an aggregate 350,000 shares of our common stock issuable under the Plan, which shares include the securities offered by this Reoffer Prospectus. This Reoffer Prospectus, which constitutes a part of the Registration Statement, does not contain all the information in the Registration Statement. For further information about TCC and our securities, see the Registration Statement and its exhibits. Statements made in this Reoffer Prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments and exhibits thereto are available for inspection and copying as discussed above.
FORWARD-LOOKING STATEMENTS
          We caution you that this Reoffer Prospectus and any accompanying prospectus supplement(s) (including any documents incorporated by reference herein or therein) may contain statements that are not purely historical but rather constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available, and are predictions and not guarantees of future performance. Such statements are identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “could,” “possible,” “forecast,” and similar words and expressions. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, including but not limited to:
•	future changes in export laws or regulations;

•	changes in technology;

•	the effect of foreign political unrest;

•	the ability to hire, retain and motivate technical, management and sales personnel;

•	the risks associated with the technical feasibility and market acceptance of new products;

•	changes in telecommunications protocols;

•	the effects of changing costs, exchange rates and interest rates; and

•	the Company’s ability to secure adequate capital resources.
Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the “Risk Factors” section included herein and the Company’s filings with the Securities and Exchange Commission.

PROSPECTUS SUMMARY
          This summary highlights selected information contained elsewhere or incorporated by reference in this Reoffer Prospectus, and may not contain all of the information that is important to you. For a more complete understanding of this offering, you should read this entire document carefully before deciding to invest in our securities, including the “Risk Factors” section below, and those additional documents to which we refer you.
          Our Business
          Technical Communications Corporation is in the business of designing, developing, manufacturing, distributing, marketing and selling communications security devices and systems. The secure communications solutions provided by TCC protect vital information transmitted over a wide range of data, fax and voice networks. TCC’s products have been sold into over 100 countries and are in service with governments, military agencies, telecommunications carriers, financial institutions and multinational corporations.
          The Company’s products consist of sophisticated electronic devices that enable users to transmit information in an encrypted format and permit receivers to reconstitute the information in a deciphered format if the recipient possesses the right decryption “key”. The Company’s products can be used to protect confidentiality in communications between radios, telephones, facsimile machines and data processing equipment over wires, fiber optic cables, radio waves and microwave and satellite links. A customer may order and receive equipment that is specially programmed to scramble transmissions in accordance with a code to which only the customer has access. The principal markets for the Company’s products are foreign and domestic governmental agencies, law enforcement agencies, financial institutions, and multinational companies requiring protection of mission-critical information.
          TCC historically and presently designs and develops its own equipment and software to meet the requirements of general secure communications applications, as well as the custom-tailored requirements of specific users. Management believes the coordinated development of cryptographic software and associated hardware allows TCC to provide high-strength encryption security products with efficient processing and transmission. Both criteria, the Company believes, are essential to customer satisfaction.
          TCC manufactures most of its own products using third-party vendors for the supply of components and selected processing. Final assembly, software loading, testing and quality assurance are performed by TCC at its factory. This manufacturing approach allows TCC to competitively procure the components from multiple suppliers while maintaining control of the manufacture and performance of the final product.
          TCC’s products are sold worldwide through a variety of channels depending on the country and the customer. Generally, TCC does not use stocking distributors because the Company’s products are required to be sold under an applicable U.S. government license, which generally requires end-user information. Rather, the Company sells directly to customers, original equipment manufacturers and value-added resellers, using its in-house sales force as well as domestic and international representatives, consultants and distributors. The marketing and selling approach varies with each country and often involves extensive test and demonstration activity prior to the consummation of a sale. TCC has a network of in-country representatives and consultants who conduct performance demonstrations, market the products and close the sale, and who handle on behalf of TCC many of the ancillary requirements pertaining to importation duties, taxes, registration fees, and product receipt and acceptance. After-sale, in-country support by the representatives maintains customer satisfaction and provides a liaison for the Company’s customer support services.
          The worldwide market for our Government Systems products remains a principal focus for TCC, as the Company believes increasing concerns with security will generate demand for increased protection of both voice and data networks. Management plans selected, evolutionary upgrades to our government/military products both to meet new requirements of the market and to provide entry into new markets. We believe the ability of TCC to custom-tailor cryptographic functions and control systems to meet unique customer requirements will meet a growing demand as governments become more sophisticated in defining their communications security needs.
          The U.S. government controls, through a licensing process, the distribution of encryption technology and the sale of encryption products. The procedure for obtaining the applicable license, from either the Department of Commerce or Department of State, is relatively straightforward. Many of TCC’s products can be sold under existing “blanket” licenses, while some products and end-users must be submitted for specific approval.
          Our principal executive offices are located at 100 Domino Drive, Concord, Massachusetts 01742. Our telephone number is (978) 287-5100, and our Internet address is www.tccsecure.com.
          The Offering
          This Reoffer Prospectus relates to up to 277,300 shares of our common stock, $.10 par value, which shares may be offered from time to time by certain stockholders of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company.
          The selling security holders will acquire the shares of common stock registered hereunder pursuant to the exercise of currently outstanding stock options granted under the Technical Communications Corporation 2001 Stock Option Plan (the “Plan”). This Reoffer Prospectus also relates to options and other awards that may be granted under the Plan subsequent to the date hereof. If and when such awards are made to persons required to utilize the Reoffer Prospectus to reoffer and resell the shares underlying such awards, we will prepare a prospectus supplement. Each selling stockholder may sell his or her shares at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed.
          The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act of 1933, as amended (the “Act”), before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares may be deemed to be underwriting commissions or discounts under the Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.

RISK FACTORS
          You should carefully consider the following risk factors that affect our business. Such risk factors could cause our actual results to differ materially from those that are expressed or implied by forward-looking statements contained herein. Some of the risks described relate principally to our business and the industry in which we operate. Others relate principally to the securities market and ownership of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 29, 2007 and subsequent quarterly reports filed with the SEC.
Risks Relating to the Company
Our quarterly operating results may fluctuate and our future revenues and profitability are uncertain.
          We have experienced significant fluctuations in our quarterly operating results during the last five years and anticipate continued substantial fluctuations in our future operating results. A number of factors have contributed to these quarterly fluctuations including, but not limited to:
•	introduction and market acceptance of new products and product enhancements by us or our competitors;

•	budgeting cycles of customers, including the U.S. government;

•	timing and execution of individual contracts;

•	competitive conditions in the information security industry;

•	changes in general economic conditions; and

•	shortfall of revenues in relation to expectations that formed the basis for the calculation of fixed expenses.
Our future success will depend on our ability to respond to rapid technological changes in the markets in which we compete.
          The markets for TCC’s products and services are characterized by rapid technological developments, changing customer technological requirements and preferences, frequent new product introductions, enhancements and modifications and evolving industry standards. Our success will depend in large part on our ability to correctly identify emerging technological trends, enhance capabilities, and develop and manufacture new technologies and products quickly, in a cost-effective manner, and at competitive prices. The development of new and enhanced products is a complex and costly process. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements. Our choices for developing technologies may prove incorrect if customers do not adopt the products we develop or if the technologies ultimately prove to be technically or commercially unviable. Development schedules also may be adversely affected as the result of the discovery of performance problems. If we fail to timely develop and introduce competitive new technologies, our business, financial condition and results of operations would be adversely affected.
Existing or new competitors may develop competing or superior technologies.
          The industry in which the Company competes is highly competitive, and the Company has several domestic and foreign competitors. Many of these competitors have substantially greater financial, technical, sales and marketing, distribution and other resources, greater name recognition and longer standing relationships with customers. Competitors with greater financial resources can be more aggressive in marketing campaigns, can survive sustained price reductions in order to gain market share, and can devote greater resources to support existing products and develop new competing products. Any period of sustained price reductions for our products would have a material adverse effect on the Company’s financial condition and results of operations. TCC may not be able to compete successfully in the future and competitive pressures may result in price reductions, loss of market share or otherwise have a material adverse effect on the Company’s financial condition and results of operations. It is also possible that competing products will emerge that may be superior in quality and performance and/or less expensive than those of the Company, or that similar technologies may render TCC’s products obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.
The operating performance of our products is critical to our business and reputation.
          The sale and use of our products entail a risk of product failure, product liability or other claims. Occasionally, some of our products have quality issues resulting from the design or manufacture of the product or the software used in the product. Often these issues are discovered prior to shipment and may result in shipping delays or even cancellation of orders by customers. Other times problems are discovered after the products have shipped, requiring us to resolve issues in a manner that is timely and least disruptive to our customers. Such pre-shipment and post-shipment problems have ramifications for TCC, including cancellation of orders, product returns, increased costs associated with product repair or replacement, and a negative impact on our goodwill and reputation.
          Once our products are in use, any product failure, including software or hardware failure, which causes a breach of security with respect to our customer’s confidential communications, could have a material adverse effect on TCC. There is no guarantee of product performance or that our products are adequate to protect against all security breaches. While we attempt to mitigate such risks by maintaining insurance and including warranty disclaimers and liability limitation clauses in our agreements with customers, such mitigation devices may not protect us against liability in all instances. If our products failed for any reason, our clients could experience data loss, financial loss, personal and property losses, harm to reputation, and significant business interruption. Such events may expose us to substantial liability, increased regulation and/or penalties, as well as loss of customer business and a diminished reputation. Any product liability claims and related litigation would likely be time-consuming and expensive, may not be adequately covered by insurance coverage, and may delay or terminate research and development efforts, regulatory approvals and commercialization activities.
If our products and services do not interoperate with our end-users’ products, orders could be delayed or cancelled, which could significantly reduce our revenues.
          Our products are designed to interface with our end-users’ existing products, each of which has different specifications and utilizes multiple protocol standards. Many of our end-users’ systems contain multiple generations of products that have been added over time as these systems have grown and evolved. Our products and services must interoperate with all of the products and services as well as with future products and services that might be added to meet our end-users’ requirements. If our products do not interface with those within our end-users’ products and systems, orders for our products could be delayed or cancelled, which could significantly reduce our revenues.
Government regulation and legal uncertainties could harm our business.
          As a party to a number of contracts with the U.S. government and its agencies, the Company must comply with extensive regulations with respect to bid proposals and billing practices. Should the U.S. government or its agencies conclude that the Company has not adhered to federal regulations, any contracts to which the Company is a party could be canceled and the Company could be prohibited from bidding on future contracts. Moreover, payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment. The Company could be required to return any payments received from U.S. government agencies if it is found to have violated federal regulations. In addition, U.S. government contracts may be canceled at any time by the government with limited or no notice or penalty. Contract awards are also subject to funding approval from the U.S. government, which involves political, budgetary and other considerations over which the Company has no control.
          The Company’s security products are subject to export restrictions administered by the U.S. Department of Commerce and Department of State, which license the export of encryption products, subject to certain technical restrictions. In addition, U.S. export laws prohibit the export of encryption products to a number of hostile countries and some end-users. Although to date the Company has been able to secure necessary U.S. government export licenses, there can be no assurance that the Company will continue to be able to secure such licenses in a timely manner in the future, or at all. Delays in obtaining necessary approvals could be costly in terms of lost sales opportunities and compliance costs. Should export restrictions and regulations become more restrictive, or should new laws be enacted, it could have a negative impact on the Company’s international business, which impact could be material.
Contracts with the U.S. government may not be fully funded at inception and are subject to termination.
          A portion of our revenues has historically been generated under agreements with the U.S. government. Any changes or delays in the budget of the U.S. government, and in particular defense spending, could affect our business, and funding levels are difficult to predict with any certainty. Moreover, certain multi-year contracts are conditioned on the continuing availability of appropriations. However, funds are typically appropriated on a fiscal-year basis, even though contract performance may extend over many years, making future sales and revenues under multi-year contracts uncertain. Changes in appropriations and budgets as well as economic conditions generally in subsequent years may impact the funding for these contracts. In addition, changes in funding and other factors may lead to the termination of such contracts. The U.S. government typically has the right to terminate agreements for convenience with little or no penalty. Adverse changes in funding and the termination of government contracts could have an adverse impact on the Company’s financial condition and results of operations.
Our international operations expose us to additional risks.
          The Company is dependent upon its foreign sales and we expect that international sales will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are subject to the risks of doing business internationally, including imposition of tariffs or embargoes, export controls, trade barriers and trade disputes, regulations related to customs and export/import matters, fluctuations in foreign economies and currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable, the complexity and necessity of using foreign representatives and consultants, tax uncertainties and unanticipated tax costs due to foreign taxing regimes, the difficulty of managing and operating an enterprise spanning several countries, including difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers, the uncertainty of protection for intellectual property rights and differing legal systems generally, compliance with a variety of laws and economic and geopolitical developments and conditions, including international hostilities, armed conflicts, acts of terrorism and governmental reactions, inflation, trade relationships and military and political alliances.
          We also may not be successful in obtaining the necessary licenses to conduct operations abroad, including the export of many of the Company’s products, and the U.S. Congress may prevent proposed sales to foreign governments. Export restrictions, compliance with which imposes additional burdens on the Company, may further provide a competitive advantage to foreign competitors facing less stringent controls on their products and services.
          Finally, an increasing focus of our business is in emerging markets, including South America and Southwest Asia. In many of these emerging markets, we may be faced with risks that are more significant than if we were to do business in other countries, including undeveloped legal systems, unstable governments and economies, and potential governmental actions affecting the flow of goods and currency.
If the protection of our intellectual property is inadequate, our competitors may gain access to our content and technology.
          The Company’s technological expertise and experience, including certain proprietary rights that it has developed and maintains as trade secrets, are crucial to the conduct of the Company’s business and its ability to compete in the marketplace. Such technological expertise and experience are important as they enable an efficient design and development process. Loss of this experience and expertise would have an adverse impact on the Company. To protect our proprietary information, we rely primarily on a combination of internal procedures, contractual provisions, and patent, copyright, trademark and trade secret laws. Such internal procedures and contractual provisions may not prove sufficient to maintain the confidentiality and proprietary nature of such information and may not provide meaningful protection in the event of any unauthorized use or disclosure. Trade secret and copyright laws afford only limited protection. Current and potential patents and trademarks may not provide us with any competitive advantage and patents and trademarks must be enforced and maintained to provide protection, which may prove costly and time-consuming.
          Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us may be inadequate to deter unauthorized parties from misappropriating our technologies or prevent them from obtaining and using our proprietary information, products and technologies. Moreover, our competitors may independently develop similar technologies or design around patents issued to us.
          Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. Third parties also may challenge our patents or proprietary rights or claim we are infringing on their rights. Any claims of infringement or misappropriation, with or without merit, would likely be time-consuming, result in costly litigation and diversion of resources, and cause delays in the development and commercialization of our products. We may be required to expend significant resources to develop non-infringing intellectual property, pay royalties or obtain licenses to the intellectual property that is the subject of such litigation. Royalties may be costly and licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.
          In addition, the laws and enforcement mechanisms of some foreign countries may not offer the same level of protection as do the laws of the United States. Legal protections of our rights may be ineffective in such countries, and technologies developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Our inability to protect our intellectual property both in the United States and abroad would have a material adverse effect on our financial condition and results of operations.
The Company relies on a small number of customers for a large percentage of its revenues.
          We will be successful only if a significant number of customers adopt our secure communications products. Historically the Company has had a small number of customers representing a large percentage of its total sales. Although the Company endeavors to expand its customer base, we expect that sales to relatively few customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future. This reliance makes us particularly susceptible to factors affecting those customers. If such customers’ business declines and as a result our sales to such customers decline without corresponding sales orders from other customers, our financial condition and results of operations could be adversely affected. It is difficult to predict the rate at which customers will use our products, even in the case of repeat customers, and we do not typically have long-term contractual arrangements.
We may not be able to maintain effective product distribution channels.
          We rely on both an in-house sales force as well as domestic and international representatives, consultants and distributors for the sale and distribution of our products. Our sales and marketing organization may be unable to successfully compete against more extensive and well-funded operations of certain of our competitors. In addition, we must manage sales and marketing personnel in numerous countries around the world with the concomitant difficulties in maintaining effective communications due to distance, language and cultural barriers. Further, certain of our distributors may carry competing products lines, which may negatively impact our sales revenues.
We rely on single or limited sources for the manufacture and supply of certain of our products.
                    For a small percentage of parts, we rely upon a single or a limited number of manufacturers and suppliers of our products. Moreover, because we depend on third party manufacturers and suppliers, we do not directly control product delivery schedules or product quality. In addition, we cannot assure you that we will be able to maintain satisfactory contractual relations with our manufacturers and suppliers. A significant delay in delivering products to our customers, whether from unforeseen events such as natural disasters or otherwise, could have a material adverse effect on our results of operations and financial condition. If we lose any of our manufacturers or suppliers, we expect that it would take from three to six months for a new manufacturer or supplier to begin full-scale production of one of our products. The delay and expense associated with qualifying a new manufacturer or supplier and commencing production could result in a material loss of revenue and reduced operating margins and harm our relationships with customers. While we have not experienced any significant supply problems or problems with the quality of the manufacturing process of our suppliers and there have been no materially late deliveries of components or parts to date, it is possible that in the future we may encounter problems in the manufacturing process or shortages in parts, components, or other elements vital to the manufacture, production and sale of our products.
The loss of existing key management and technical personnel or the inability to attract new hires could have a detrimental effect on the Company.
          Our success depends on identifying, hiring, training, and retaining qualified professionals. Competition for qualified employees in our industry is intense and we expect this to remain so for the foreseeable future. If we were unable to attract and hire a sufficient number of employees, or if a significant number of our current employees or any of our senior managers resign, we may be unable to complete or maintain existing projects or bid for new projects of similar scope and revenue. The Company’s success is particularly dependent on the retention of existing management and technical personnel, including Carl H. Guild, Jr., the Company’s President and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Guild, the loss or unavailability of his services could impede our ability to effectively manage our operations.
We may need to expand our operations and we may not effectively manage any future growth.
          As of December 14, 2007, we employed 26 full-time and one part-time person as well as several part-time consultants. In the event our products and services obtain greater market acceptance, we may be required to expand our management team and hire and train additional technical and skilled personnel. We may need to scale up our operations in order to service our customers, which may strain our resources, and we may be unable to manage our growth effectively. If our systems, procedures, and controls are inadequate to support our operations, growth could be delayed or halted, and we could lose our opportunity to gain significant market share. In order to achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations, and financial condition.
Risks Relating to our Common Stock
Investors may find it difficult to trade or obtain quotations for our common stock.
          Although our common stock is quoted on the OTCBB, trading of our common stock is limited. There can be no assurance a more active market for our common stock will develop. Accordingly, investors must bear the economic risk of an investment in our common stock for an indefinite period of time. Even if an active market develops, Rule 144 promulgated under the Securities Act of 1933, as amended, which provides for an exemption from the registration requirements under such Act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. We may not be able to fulfill our reporting requirements in the future under the Securities Exchange Act of 1934, as amended or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.
The price of our common stock has been and may continue to be volatile.
          Historically, the market price of our common stock has fluctuated over a wide range. In fiscal year 2007, our common stock traded in a range from $2.71 to $6.30. It is likely that the price of our common stock will fluctuate in the future. The market prices of securities of small-capitalization companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of such companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including:
•	changing export laws and restrictions and regulatory requirements;

•	changing technologies and telecommunications protocols; and

•	the effects of domestic and foreign political and economic unrest.
          In addition, the occurrence of any of the risks described in this “Risk Factors” section could have a material and adverse impact on the market price of our common stock.
Our common stock may be considered “a penny stock” and as a result may be difficult to sell.
          Our common stock may be deemed to be a “penny stock” which is an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Under Rule 15g-9 of the Exchange Act, this designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. This rule may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the OTCBB, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price or an adverse effect on our ability to raise additional capital.
Our authorized share capital may be used as an anti-takeover device.
          The Company currently has authorized for issuance 7 million shares of its common stock. The Board of Directors has the authority to issue a significant number of shares of our common stock without further stockholder approval. This may have an anti-takeover effect of delaying or preventing a change of control without further action by our stockholders.
We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on our stock price.
          We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Our Shareholder Rights Plan and certain provisions of our organizational documents could delay or prevent the acquisition of the company, even if such acquisition would be beneficial to stockholders, and could impede changes in our Board.
          Our Shareholder Rights Plan empowers our Board to delay or negotiate, and thereby possibly thwart, any tender offer or takeover attempt the Board opposes. Stockholders who wish to participate in these transactions may not have the opportunity to do so. The rights plan, and certain provisions of our organizational documents, also could limit the price investors are willing to pay in the future for our securities and make it more difficult to change the composition of our Board in any one year. These provisions include the existence of a staggered Board with three classes of directors serving staggered three-year terms and advance notice requirements for stockholders to nominate directors and make proposals.

USE OF PROCEEDS
          We will not receive any proceeds from the sale of the shares by the selling stockholders under this Reoffer Prospectus, although TCC will receive the exercise price of any options exercised by the holders thereof. All proceeds from the reoffer and resale of any shares registered hereunder will be received by the selling stockholders.
SELLING STOCKHOLDERS
          This Reoffer Prospectus relates to the reoffer and resale of up to 277,300 shares of our common stock, $.10 par value (the “Shares”) by the selling stockholders, who may acquire such Shares pursuant to awards granted under the Plan. The selling stockholders named below, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.
          The following table sets forth, with respect to each selling stockholder, based upon information available to us as of December 11, 2007, (1) the number of shares of TCC common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all stock options held by such selling stockholder under the Plan); and (3) the number and percent of the 1,382,535 outstanding shares of common stock of the Company as of December 11, 2007 owned by the selling stockholder after the offering, assuming the sale by such stockholder of all of such stockholder’s Shares.

	Total Number of		Maximum Number	Number of Shares	Percentage
Name of Beneficial	Securities Beneficially		of Shares being	Held After	Ownership After
Owner(1)	Owned(1)		Offered for Resale	Offering(1)(2)	Offering(1)(2)
Carl H. Guild, Jr. Chief Executive Officer, President and Chairman of the Board	377,715	(3)	185,862	191,853	12.3%

Michael P. Malone Chief Financial Officer, Treasurer and Assistant Secretary	114,940	(4)	87,438	27,502	2.0%

Mitchell B. Briskin Director	16,678	(5)	2,000	14,678	1.1%

Robert T. Lessard Director	18,353	(6)	1,000	17,353	1.2%

Thomas E. Peoples Director	17,228	(7)	1,000	16,228	1.2%

Total	544,914		277,300	267,614	16.6%

(1)	Except as may be otherwise noted in the footnotes to this table, each of the persons named in the table owns the shares listed as beneficially owned by such person directly and exercises sole voting and investment power over such shares. With respect to each such person or group, beneficial ownership includes all securities that such person has the right to acquire within 60 days (including pursuant to options, warrants and similar rights). The mailing address of each person shown is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

(2)	All calculations of after-offering ownership assume the selling stockholder has exercised all options and old all shares underlying such options. The after-offering percentage of shares owned is based upon 1,382,535 shares of our common stock outstanding on December 11, 2007, plus any shares an individual owner has the right to acquire within 60 days (including pursuant to options, warrants and similar rights).

(3)	Includes an aggregate 368,362 shares issuable upon the exercise of stock options.

(4)	Includes an aggregate 112,438 shares issuable upon the exercise of stock options.

(5)	Includes an aggregate 9,500 shares issuable upon the exercise of stock options.

(6)	Includes an aggregate 8,500 shares issuable upon the exercise of stock options.

(7)	Includes an aggregate 8,500 shares issuable upon the exercise of stock options.
PLAN OF DISTRIBUTION
          TCC is registering the Shares on behalf of the selling stockholders, who will sell the Shares for their own account. The decision to sell any of the Shares is within the discretion of the selling stockholders and subject generally to our policies affecting the timing and manner of sale of common stock by TCC’s executive officers and directors. There can be no assurance that any of the Shares will be offered and sold, and the Company is unable to determine the exact number of Shares that will actually be sold or when or if such sales will occur.
          The Shares may be sold or transferred by the selling stockholders (or by their respective pledgees, donees, transferees or other successors in interest), in one or more transactions on the OTCBB (or any successor stock exchange), in negotiated transactions, in private transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated, which may be changed. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders, and any broker-dealers that participate in the distribution of the Shares, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. The anti-manipulation rules of regulation m under the Exchange Act also may apply to sales of the Shares and the activities of the selling stockholders.
          In addition to any such number of Shares sold hereunder, a selling stockholder may, at the same time, sell any shares of the Company’s common stock, including the Shares offered by this Reoffer Prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Act, regardless of whether such shares are covered by this Reoffer Prospectus.
          We will pay all costs, fees and expenses in connection with registration of the Shares. Brokerage commission and similar selling expenses, if any, attributable to the sale of the Shares will be borne by the applicable selling stockholder.
INTERESTS OF NAMED EXPERTS AND COUNSEL
          The validity of the shares of our common stock being offered for sale pursuant to this Reoffer Prospectus has been passed upon for us by White White & Van Etten PC. David A. White, Esq., a director and shareholder of such firm, is Secretary of the Company.
          Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended September 29, 2007 have been audited by Vitale, Caturano & Company Ltd., an independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” herein certain of the documents we file with it, which means that we can disclose important information to you by referring you to such documents. Such documents are considered to be a part of this Reoffer Prospectus, and the information that we file later with the SEC will automatically update and supersede such information. The documents we are incorporating by reference are:
1.	Our Annual Report on Form 10-KSB for the fiscal year ended September 29, 2007 as filed with the SEC on December 14, 2007;

2.	Our definitive Proxy Statement, dated January 12, 2007, relating to the Annual Meeting of Stockholders held on February 12, 2007; and

3.	The description of our Common Stock ($.10 par value) contained in the Company’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post Effective Amendment No. 1 and prior to such time as the Company files a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.
          We will provide you without charge, upon your oral or written request, with a copy of any or all of the information incorporated by reference in this Reoffer Prospectus. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742; telephone: (978) 287-5100. Please also see the section captioned “Additional Information” above for important information about the reports and other information we file with the SEC and the services provided by the SEC’s Public Reference Room.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Insofar as indemnification for liabilities arising under the Act may be permitted to the directors, officers and controlling persons of TCC, TCC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
          In the event that a claim for indemnification against such liabilities (other than the payment by TCC of expenses incurred or paid by a director, officer or controlling person of TCC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, TCC will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and we will be governed by the final adjudication of such issue.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed by Technical Communications Corporation with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:
1.	The company’s Annual Report on Form 10-KSB for the fiscal year ended September 29, 2007;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

3.	The descriptions of the company’s Common Stock ($.10 par value) contained in the company’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents subsequently filed by Technical Communications Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to such time as the company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          The validity of the shares of common stock being registered hereby been passed by White White & Van Etten PC. David A. White, Esq., a director and shareholder of such firm, is Secretary of the Registrant.
Item 6. Indemnification of Directors and Officers
Massachusetts Business Corporation Act
          Directors
          Section 8.51 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1) the director conducted himself or herself in good faith, reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) the director engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by the statute. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct.
          Section 8.52 of the statute further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

          Unless ordered by a court under the MBCA, a corporation may not indemnify a director if the director’s conduct did not satisfy the standards set forth above. A determination must be made as to whether indemnification of the director is permissible because he or she has met the relevant standard of conduct. Such determination shall be made pursuant to Section 8.55 of the MBCA as follows:
(1)	if there are 2 or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of 2 or more disinterested directors appointed by vote;

(2)	by special legal counsel
(i)	selected in the manner prescribed in clause (1) above; or

(ii)	if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or
(3)	by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
          A corporation also may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, under Section 8.53 of the MBCA, if the director delivers to the corporation: (1) a written affirmation of his or her good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of organization as authorized by the statute; and (2) a written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct. Any such undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
          Officers
          Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation (1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
          An officer of a corporation who is not a director is entitled to mandatory indemnification as set forth above for directors, and may apply to a court under the statute for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.
Articles of Organization and By-laws
          Article 6C of the Company’s Articles of Organization states that except as provided below, each “officer” of the corporation (defined as any person who serves or has served as a director or any other office filled by election or appointment by the stockholders or the Board of Directors, and including an officer’s heirs or personal representatives) shall be indemnified by the Company against all “expenses” incurred by him or her in connection with any “proceeding” in which he or she is involved as a result of serving or having served as an officer of the corporation or, at the request of the corporation, as a director, officer, employee or other agent of any other organization.
          No indemnification shall be provided to an officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he or she did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company.
          In the event that a proceeding is compromised or settled so as to improve any liability or obligation upon an officer or the Company, no indemnification shall be provided to the officer with respect to a matter if the Company has obtained an opinion of counsel that with respect to said matter said officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company.

          To the extent authorized by the Board of Directors or the stockholders, the Company may pay indemnification in advance of final disposition of a proceeding upon receipt of an under-taking by the person indemnified to repay such indemnification if he or she shall be adjudicated to be not entitled to indemnification.
          “Expense” is defined to mean any liability fixed by a judgment, order, decree, or award in a proceeding, any amount reasonably paid in settlement of a proceeding and any professional fees and other disbursements reasonably incurred in a proceeding. “Proceeding” is defined to mean any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.
          Article 6 further provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability, except that to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provisions thereto, or (4) for any transaction from which the director derived an improper personal benefit.
Item 7. Exemption from Registration Claimed
          Not applicable.
Item 8. Exhibits
          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 9. Undertakings
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts, on this 18th day of December, 2007.

TECHNICAL COMMUNICATIONS CORPORATION

By:	/s/ Carl H. Guild, Jr.

Carl H. Guild, Jr., President
and Chief Executive Officer
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Carl H. Guild, Jr.	President, Chief Executive Officer and Chairman of the Board	December 18, 2007

Carl H. Guild, Jr.	(Principal executive officer)

/s/ Michael P. Malone	Chief Financial Officer and Treasurer	December 18, 2007

Michael P. Malone	(Principal financial and accounting officer)

/s/ Mitchell B. Briskin	Director	December 18, 2007

Mitchell B. Briskin

/s/ Robert T. Lessard	Director	December 18, 2007

Robert T. Lessard

/s/ Thomas E. Peoples	Director	December 18, 2007

Thomas E. People

Exhibit Index

Exhibit
Number	Description

5*	Opinion of White White & Van Etten PC

10	Technical Communications Corporation 2001 Stock Option Plan (Incorporated by reference to Exhibit 4 to Form S-8 Registration Statement No. 333-76102 as filed with the SEC on December 28, 2001)

23.1*	Consent of Vitale, Caturano & Company Ltd.

23.2*	Consent of White White & Van Etten PC (included in Exhibit 5)

*	Filed herewith.